UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 22, 2012

AMICUS THERAPEUTICS, INC.

 (Exact name of registrant as specified in its charter)

Delaware	001-33497	71-0869350
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Cedar Brook Drive, Cranbury, NJ	08512
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (609) 662-2000

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

During the first quarter of 2012, Amicus Therapeutics, Inc. (the “Company”) adopted an accounting standard which eliminated the option to present the components of other comprehensive income as part of the statement of changes in stockholders’ equity, which was the presentation used in the Company’s 2011 Annual Report on Form 10-K. The adopted accounting standard requires the presentation of the components of net income, other comprehensive income and total comprehensive income in either one continuous statement or two separate consecutive statements. The components of other comprehensive (loss) income and total comprehensive loss for the years ended December 31, 2009, 2010 and 2011 and the period from February 4, 2002 (inception) to December 31, 2011 are presented below (in thousands):

				Period from
				February 4,
				2002
				(Inception) to
	Year Ended December 31,			December 31,
	2009	2010	2011	2011
Net loss	$(6,567)	$(54,936)	$(44,412)	(270,104)
Unrealized (loss) gain on short-term investments	(490)	(71)	32	4
Total comprehensive loss	$(7,057)	$(55,007)	$(44,380)	(270,100)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMICUS THERAPEUTICS, INC.

Date: October 22, 2012	By:	/s/ PETER M. MACALUSO
	Name:	Peter M. Macaluso
	Title:	Secretary